The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement has been filed with the Securities and Exchange Commission and is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed pursuant to Rule 424(b)(5)
Registration No. 333-249142
SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2020.
PROSPECTUS SUPPLEMENT
(to Prospectus dated September 30, 2020)
3,350,000 Shares

PAR Technology Corporation
Common Stock
We are offering 3,350,000 shares of our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “PAR.” On September 28, 2020, the last reported sale price of our common stock on the New York Stock Exchange was $44.72 per share.
Investing in our common stock involves a high degree of risk. Before making an investment decision, please read “Risk Factors” beginning on page S-10 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.
	PER SHARE	TOTAL
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds to us, before expenses	$	$
Delivery of the shares of common stock is expected to be made on or about     , 2020. We have granted the underwriter an option for a period of 30 days to purchase up to an additional 502,500 shares of our common stock. If the underwriter exercises the option in full, the total underwriting discounts and commissions payable by us will be $      , and the total proceeds to us, before expenses, will be $      .
Jefferies
Prospectus Supplement dated    , 2020

PROSPECTUS SUPPLEMENT
PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we nor the underwriter have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “PAR,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean PAR Technology Corporation, and our consolidated subsidiaries unless otherwise specified.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this summary together with the more detailed information included elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (“2019 Form 10-K”) and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 (“Q1 2020 Form 10-Q”) and June 30, 2020 (“Q2 2020 Form 10-Q”, together with the Q1 2020 Form 10-Q, the “2020 Form 10-Qs”). You should carefully consider, among other things, the matters discussed in “Risk Factors” in this prospectus supplement, and in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K, our 2020 Form 10-Qs and the documents that we subsequently file with the Securities and Exchange Commission (“SEC”) as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make an investment decision. Some of the statements in this prospectus supplement and the accompanying prospectus and documents incorporated herein and therein constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Overview
Restaurant/Retail Segment
We are a leading provider of point-of-sale (POS) software, systems, and services to the restaurant and retail industries. We provide multi-unit and individual restaurants, franchisees, and enterprise customers in the three major restaurant categories: fast casual, quick serve, and table service, a fully integrated cloud solution, with our leading Brink POS cloud software and our point-of-sale hardware for the front-of-house, our leading back-office cloud software - Data Central - for the back-of-house, and our wireless headsets for drive-thru order taking.
Point-of-Sale Software. We believe the Brink POS solution is the only native-cloud POS solution to be implemented by a restaurant concept of more than 1,000 sites, and has done so four separate times. Brink POS offers customers an integration ecosystem, providing access to industry trends and features, including mobile/on-line ordering, self-ordering kiosks, loyalty programs, kitchen video systems, guest surveys, enterprise reporting, and other features relevant to our customers’ businesses, including Restaurant Magic’s cloud, SaaS back-office applications - Data Central. We believe these broad integration capabilities enable restaurants to increase visits, check size and operational efficiency. For example, loyalty members typically spend more at restaurants compared to new guests.
PAR Payment Services, our merchant services offering, which we released in the third quarter of 2020, provides restaurants with card payment processing capabilities, serviced and supported by PAR. We believe that PAR Payment Services has the potential to significantly increase our average revenues per user (ARPU) by capturing a percentage of the consumer credit card transactions. Our entry point into the payments ecosystem - PAR Pay - an EMV payments solution, has processed approximately $990 million in sales and 61 million transactions since its launch in 2018. PAR Pay is currently live in 1,270 stores across more than 90 concepts.
PixelPoint, our on-premise integrated software solution, includes a POS software application, a self-service ordering function, back-office management, and an enterprise level loyalty and gift card information sharing application. The PixelPoint solution is primarily sold to quick serve restaurants (“QSR”) and independent table service restaurants through channel partners.
POS Hardware. PAR EverServ POS platforms are designed to operate reliably in the harsh environments associated with food service. PAR EverServ platforms are rugged and highly functioning, scalable, and easily integrated—offering customers competitive performance at a cost-effective price. Our hardware platforms are compatible with popular third-party operating systems, support a distributed processing environment and are suitable for a broad range of use and functions within the markets served.

Our open architecture POS platforms are optimized to host our POS software applications, as well as many third-party POS applications, and are compatible with a variety of peripheral devices. We partner with numerous vendors that offer complementary in-store peripherals, such as cash drawers, card readers and printers to kitchen video systems, allowing us to deliver a completely integrated solution through one vendor.
Our restaurant customer base consists of tier 1 (owner and/or operator of 2,000 or more sites), tier 2 (owner and/or operator of 101-1,999 sites), tier 3 (owner and/or operator of 2 - 100 sites) and tier 4 (owner and/or operator of 1 site) customers.
Back-office SaaS Software. Our acquisition of AccSys, LLC (“Restaurant Magic”) in December 2019 (the "Restaurant Magic Acquisition"), a leader in back-office subscription software for enterprise restaurants, further expanded our broad suite of products in the restaurant technology solutions space with its installed base of 5,010 restaurants as of June 30, 2020. Restaurant Magic’s software leverages business intelligence and automation technologies to decrease food costs, manage labor and improve overall customer service. Its cloud software platform of back-office applications - Data Central - provides restaurants with the necessary tools to achieve peak operational and financial efficiency and it integrates information from POS, inventory, supply, payroll and accounting systems to provide a comprehensive view of a restaurant’s operations. The Restaurant Magic solution is mobile-friendly, providing browser level access to all store level functions.
Wireless Communications, Drive-Thru Systems. Our POS integrated solutions includes a comprehensive offering of wireless headsets for drive-thru order taking. This product offering is of particular relevance during the COVID-19 pandemic as it provides our customers with another means to deliver their products and serve their customers, even in these most uncertain times.
Government Segment
Our Government segment provides technical expertise in contract development of advanced systems and software solutions for the U.S. Department of Defense and other Federal agencies, as well as satellite, communication and IT mission systems support at a number of U.S. Government facilities both in the U.S. and worldwide. Our track record of delivering mission critical services to government customers spans decades, and includes contracts continuing 15 years or more, with an average contract duration of three to five years. Approximately 79% of our Government segment revenue from current active contracts were derived from prime contracts. The value of existing Government contracts as of June 30, 2020, net of amounts relating to work performed to that date, was approximately $130 million.
Market Opportunity
We believe we are well-positioned to capitalize on growth within the global restaurant management software market, which is projected to reach $7 billion by 2025, with an annual compound growth rate of 18% from 2017 to 2025, according to research by Grand View Research, Inc. Within this market, cloud software is increasingly replacing on-premise products with the proportion of revenue from cloud software expected to grow to 52% by 2025, up from 40% in 2019 according to research by Grand View Research, Inc. The global restaurant POS terminal market is also large and growing, with $25 billion in revenues projected by 2025 according to research by Global Market Insights.
COVID-19
The COVID-19 pandemic continues to affect the U.S. and global economies affecting our business, operations, and financial results, and the restaurant industry generally. The effects of the COVID-19 pandemic, including the effects of responses of governmental authorities and companies to reduce the spread of the virus, such as shutdowns or reduced capacity restrictions, travel restrictions, and work-from-home requirements or practices, are expected to continue for the foreseeable future as economies and businesses transition to a new normal.
Early on in the COVID-19 pandemic we took a number of actions to mitigate its impact on our employees and business, including limiting travel to essential-business only, implementing work-from-home policies and augmenting shifts for our production employees, and at the same time introduced new product offerings to promote social distancing, including PARkit, a virtual kiosk, virtual drive-thru and/or on-line ordering solution, and self-install hardware product configurations, offered subscription discounts and deferred payment arrangements to customers and continued to invest in our Brink POS platform and adjacent opportunities to position our business to the new normal and seek new opportunities. We also implemented cost saving measures, including reductions in discretionary spending, a non-essential position hiring freeze, a reduction in workforce, employee furloughs and temporary salary reductions, which resulted in over $10 million of savings to our 2020 operating plan. The COVID-19 pandemic has highlighted the importance of digitizing the modern restaurant, and we believe our cloud solutions, hardware offerings and services uniquely position us to be a leader in this effort. During the first six months of 2020, our Restaurant/Retail segment achieved an average selling price of $187 per new customer. We define "new customer" as a new store that is installed and billed. We deployed 465 new restaurants and booked 814 new Brink customers and 207 new Restaurant Magic customers. Brink and Restaurant Magic recurring revenues grew by 35% and 15%, respectively, from June 30, 2019.(1) While we continue to manage our business in response to the COVID-19 pandemic, we are unable to accurately predict the ultimate impact that the COVID-19 pandemic will have on our business, operations, financial condition, financial results or prospects. See “Risk Factors” for further discussion on the impact of the COVID-19 pandemic.
Corporate Information
PAR was incorporated in 1992 and is a Delaware corporation. Our principal executive offices are located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website address is http://www.partech.com. Except as otherwise specifically incorporated by reference in this prospectus supplement and the accompanying prospectus, information contained in, or accessible through, our website is not a part of this prospectus supplement and the accompanying prospectus.
“PAR,” “Brink POS®,” “Pixelpoint®,” “PAR EverServ®,” “Restaurant Magic®,” and “Data Central®” are trademarks of PAR Technology Corporation. This prospectus supplement also contains trade names and trademarks of other companies. Our use or reference to such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.
(1)
While we believe recurring revenue provides an additional useful measure for evaluating the performance of our business, it is not a substitute for historical revenue calculated in accordance with GAAP nor is it a forecast or projection of future revenues expected to be realized. Accordingly, you should not place undue reliance on our recurring revenue.

THE OFFERING
Issuer
PAR Technology Corporation
Common stock offered by us
3,350,000 shares of common stock
Underwriter’s option to purchase additional shares
We have granted the underwriter a 30-day option to purchase up to an additional 502,500 shares of common stock.
Common stock to be outstanding after the offering
21,595,225 shares (22,097,725 shares if the underwriter exercises its option to purchase additional shares in full)
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $143.3 million, or approximately $164.9 million if the underwriter exercises its option to purchase additional shares in full, at the assumed public offering price of $44.72 per share, the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering for general corporate purposes, including continued funding of investment in our Restaurant/Retail segment and for other working capital needs. We may also use a portion of the proceeds to acquire or invest in other assets complementary to our business. See “Use of Proceeds” on page S-15 for a more complete description of the intended use of proceeds from this offering.
Risk factors
See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.
Symbol on the New York Stock Exchange
“PAR”
The number of shares of common stock to be outstanding after this offering is based on 18,245,225 shares of common stock outstanding as of June 30, 2020, and excludes the following, in each case as of such date:
⯀
2,202,649 shares of common stock reserved for issuance under our equity incentive plans, of which (1) we have granted options to purchase 963,655 shares of common stock at a weighted average exercise price of $13.38 per share, and (2) 373,784 shares are issuable upon vesting of outstanding restricted stock units;

⯀
67,273 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of Restaurant Magic Acquisition;

⯀
an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 4.500% Convertible Senior Notes due 2024 (“2024 Convertible Notes”) and our 2.875% Convertible Senior Notes due 2026 (“2026 Convertible Notes”), to the extent that holders elect to convert the notes and we elect to satisfy conversions of the notes through physical settlement; and

⯀
116,386 shares of common stock we may issue in the future to the sellers of Restaurant Magic as additional purchase price consideration subject to the achievement of post-closing revenue focused milestones (the “Earn-Out”), as discussed in Note 2 — Acquisitions, in the notes to our consolidated financial statements included in our 2019 Form 10-K.

Unless otherwise indicated, the number of shares of our common stock described above assumes no exercise of outstanding options, no vesting of restricted stock units awards, no conversion of outstanding convertible notes and no exercise of the underwriter’s option to purchase additional shares of our common stock.

Summary of Consolidated Financial and operating Data
The following table summarizes our consolidated financial and operating data. We have derived the consolidated statement of operations data for the years ended December 31, 2018 and 2019 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2019 Form 10-K. We have derived the consolidated statement of operations data for the year ended December 31, 2017 from our audited consolidated financial statements from our Annual Report on Form 10-K for the year ended December 31, 2018, which are not incorporated by reference in this prospectus supplement. We have derived the following summary of our consolidated statement of operations data for the six months ended June 30, 2020 and the consolidated balance sheet data as of June 30, 2020 from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus supplement from our Q2 2020 Form 10-Q. In the opinion of management, the unaudited data reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the financial information in those statements. Our historical results are not necessarily indicative of future results, and results for any interim period are not necessarily indicative of results that should be expected for any full year. You should read this summary financial and operating data together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our 2019 Form 10-K and our Q2 2020 Form 10-Q and incorporated by reference in this prospectus supplement.
Consolidated Statements of Operations Data:
	Year Ended December 31,			Six Months Ended June 30,
	2017*	2018*	2019*	2019*	2020
	(in thousands, except per share data)
Net revenues:
Product	$115,126	$78,787	$66,329	$30,245	$30,967
Service	56,467	55,282	56,978	27,577	34,075
Contract	61,012	67,177	63,925	31,107	35,381
	232,605	201,246	187,232	88,929	100,423
Costs of sales:
Product	85,850	60,694	51,147	22,653	24,887
Service	42,388	43,050	40,386	20,374	22,558
Contract	54,299	59,982	58,243	28,036	32,852
	182,537	163,726	149,776	71,063	80,297
Gross margin	50,068	37,520	37,456	17,866	20,126
Operating expenses:
Selling, general and administrative	38,171	34,983	37,014	17,623	21,476
Research and development	11,995	12,412	13,372	5,785	9,403
Amortization of identifiable intangible assets	23	23	201	12	420
Total operating expenses	50,189	47,418	50,587	23,420	31,299

Operating loss from continuing operations	(121)	(9,898)	(13,131)	(5,554)	(11,173)
Other income (expense), net	629	306	(1,503)	(804)	(764)
Interest expense	(121)	(387)	(4,571)	(1,390)	(4,083)
Loss on extinguishment	—	—	—	—	(8,123)

	Year Ended December 31,			Six Months Ended June 30,
	2017*	2018*	2019*	2019*	2020
	(in thousands, except per share data)
Income (loss) before (provision for) benefit from income taxes	387	(9,979)	(19,205)	(7,748)	(24,143)
(Provision for) benefit
from income taxes	(3,997)	(14,143)	3,634	3,910	4,257
Loss from continuing operations	(3,610)	(24,122)	(15,571)	(3,838)	(19,886)
Discontinued operations:
Income on discontinued operations (net of tax)	224	—	—	—	—
Net loss	$(3,386)	$(24,122)	$(15,571)	$(3,838)	$(19,886)
Net loss per share	$(0.22)	$(1.50)	$(0.96)	$(0.24)	$(1.10)
Weighted average shares outstanding (basic and diluted)	15,949	16,041	16,223	16,085	18,092
*Beginning with the three months ended March 31, 2020, we reclassified presentation of certain costs and expenses in the condensed consolidated statement of operations from amortization of intangible assets to cost of service. To conform to the latest presentation, certain costs and expenses were similarly reclassified in the presentation of condensed consolidated statement of operations for the years ended December 31, 2017, December 31, 2018, and December 31, 2019; these period reclassifications amounted to $940,000, $940,000 and $1 million, respectively. The reclassification for the six months ended June 30, 2019 amounted to $471,000. These reclassifications had no effect on previously reported total costs and operating expenses and net loss.
Selected Operating Data
	Year Ended December 31,			Six Months Ended June 30,
	2017	2018	2019	2019	2020
	(in thousands, except Brink Installation data)
Segments Revenue:
Restaurant/Retail	$171,593	$134,069	$123,307	$57,822	$65,042
Government	61,012	67,177	63,925	31,107	35,381
Segments Gross Margin:
Restaurant/Retail	25.3%	22.6%	25.8%	25.6%	27.1%
Government	11.0%	10.7%	8.9%	9.9%	7.1%
Annualized Recurring
Revenue (ARR)(1)	$9,334	$14,474	$19,220	$16,442	$21,400
Average Revenue per
User (ARPU)(2)	$2,263	$1,943	$2,015	$1,910	$2,082
Brink Installations (at end of period)(3)	4,124	7,449	9,537	8,610	10,280
(1)
We define Annualized Recurring Revenue (ARR) as our annualized revenue from Subscription as a Service (SaaS) and related revenue of our Brink POS line of business. We calculate ARR by annualizing the monthly recurring revenue, or MRR, for the last month of each reporting period. While we believe ARR provides an additional useful measure for evaluating the performance of our Brink POS line of business, it is not a substitute for historical revenue calculated in accordance with GAAP nor is it a forecast or projection of future revenues expected to be realized. Accordingly, you should not place undue reliance on our ARR. ARR for the quarter ended March 31, 2020 was $22.1 million.

(2)
We define Average Revenue Per User (ARPU) as annual revenue per user. We calculate ARPU by dividing the ARR by the active number of stores. While we believe ARPU provides an additional useful measure for evaluating the performance of our Brink POS line of business, it is not a substitute for historical revenue calculated in accordance with GAAP nor is it a forecast or projection of future revenues expected to be realized. Accordingly, you should not place undue reliance on our ARPU.

(3)	Brink installations at the end of the quarter ended March 31, 2020 were 10,377.

Consolidated Balance Sheet Data:
	As of June 30, 2020
	Actuals	As Adjusted(2)
	(in thousands)
Assets
Cash and cash equivalents	$58,775	$202,095
Working capital(1)	89,843	233,163
Accounts receivable – net	38,236	38,236
Inventories – net	25,992	25,992
Total assets	222,886	366,206
Total liabilities	154,276	154,276
Total shareholders’ equity	68,610	211,930
(1)	We define working capital as current assets less current liabilities.
(2)
The as adjusted consolidated balance sheet data gives effect to the issuance and sales by us of 3,350,000 shares of our common stock in this offering at an assumed public offering price of $44.72 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020 and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should consider carefully the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2019 Form 10-K, our 2020 Form 10-Qs as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make a decision to invest in our common stock. Additional risks and uncertainties not now known to us or that may now be immaterial may also adversely affect our business or financial performance. Our business, operations, financial condition, financial results and prospects could be materially and adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks or other factors, and you may lose all or part of your investment.
In addition to the risks relating to us described in our reports described above and any subsequent filings, the following risks amend or supplement such risks, including risks relating to an investment in our common stock.
Risks Relating to Our Business
The COVID-19 pandemic has had and is expected to continue to have a material adverse effect on our business, operations, financial condition and financial results for the foreseeable future.
As previously disclosed in our 2019 Form 10-K, we identified that the COVID-19 pandemic had caused disruption to our suppliers and their manufacturers located in China and elsewhere, and that we took steps to mitigate the impact on our supply chain, including increasing safety stock inventory and the use of alternative sources when possible. In late March 2020, we began seeing the impact of the COVID-19 pandemic on all aspects of our Restaurant/Retail segment; and beginning the quarter ended June 30, 2020, we began to experience the adverse effects of the COVID-19 pandemic on our business, primarily due to customer store closures, changes in product and service offerings and delivery formats, delayed product adoptions, reduced or delayed software and hardware deployments, and customer payment delays or defaults. Early on, we took a number of actions to mitigate the impact of the COVID-19 pandemic on our employees and business, including suspending non-essential travel, implementing work-from-home initiatives where possible and implementing separate dual shifts of our production employees to ensure business continuity. In addition, we effected a number of cost reduction initiatives including a reduction in discretionary spending, a hiring freeze on non-essential positions, a reduction in workforce, and employee furloughs and temporary salary reductions in our Restaurant/Retail segment and corporate group. We also engaged in several customer-focused initiatives, such as subscription discounts and deferred payment arrangements, aimed at supporting our customers during the COVID-19 pandemic. There is no certainty that these actions will be sufficient and that additional actions will not be required to mitigate the impact of the COVID-19 pandemic on our business. While we have reopened our offices to non-production employees, we expect a significant number of our non-production workforce to continue to work from home; also, late in the second quarter 2020, we began hiring to fill strategic positions as we move through the remainder of 2020 and manage our business to respond to our customers and execute our strategies.
We continue to actively manage our business to respond to the uncertainties and risks created by the COVID-19 pandemic and the continuously evolving science and government and consumer responses. The extent to which the COVID-19 pandemic will continue to impact our business, operations, financial condition and financial results depends on future developments that are uncertain and difficult to predict; there can be no assurance that the COVID-19 pandemic will not continue to have a material and adverse effect on our business and financial results during any quarter or year in which we are affected.
We may be subject to claims by third parties for breach of contract and infringement of intellectual property and/or proprietary rights.
Third parties may assert claims that our software, hardware platforms, or technology infringe, misappropriate, or otherwise violate their intellectual property or other proprietary rights. Third parties may also assert that our sale of certain products require the payment of license fees to them. Such claims may be made by our competitors seeking to obtain a competitive advantage or by other parties, including existing licensors. Additionally, in recent years, non-practicing entities have begun purchasing intellectual property assets for the purpose of making claims of infringement and attempting to extract settlements from companies. The risk of claims may increase as the number of software products - in particular POS cloud software products - that we offer and competitors in our market increase and overlaps occur. Any such claims, regardless of merit, resulting in litigation could result in substantial expenses, divert the attention of management, cause significant delays in introducing new or enhanced services or technology, materially disrupt the conduct of our business, and have a material adverse effect on our business, financial condition, and results of operations. In September 2020, we were notified by one of our business partners of a claim for non-payment of royalties due under an existing license agreement; while we believe we have paid all royalties due, we will need to allocate resources to resolve this claim.
Risks Relating to our Common Stock and this Offering
Our management team may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.
Our management will have broad discretion over the use of proceeds from this offering. We currently expect to use our existing cash and cash equivalents and the net proceeds from this offering for working capital, including continued funding investment in our Restaurant/Retail segment business and for other working capital needs. We may also use a portion of the proceeds to acquire or invest in other assets complementary to our business. However, our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.
If you purchase our common stock in this offering, you will incur immediate dilution in your shares. You will experience further dilution if we issue additional equity securities in the future.
Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution of $38.40 per share, based on an assumed public offering price of $44.72 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020 and our as adjusted net tangible book value as of June 30, 2020 after giving effect to this offering. For information on how the foregoing amounts were calculated, see “Dilution.”
In addition, as of June 30, 2020, we had (i) 2,202,649 shares of common stock reserved for issuance under our equity incentive plans, of which (1) 963,655 shares of common stock are subject to outstanding options and (2) 373,784 shares are issuable upon vesting of restricted stock units, (ii) 67,273 shares of common stock are reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of the Restaurant Magic Acquisition, (iii) an aggregate of 4,338,322 shares of common stock are reserved for issuance in connection with conversions of our 2024 Convertible Notes and our 2026 Convertible Notes, to the extent that holders elect to convert the notes and we elect to satisfy conversions of the notes through physical settlement and (iv) 116,386 shares of common stock we may issue in the future to the sellers of Restaurant Magic in satisfaction of the Earn-Out. The exercise of options, the vesting of restricted stock units and the conversion of convertible notes (to the extent that holders elect to convert the notes and we elect to satisfy conversions of the notes through physical settlement) would result in additional dilution.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.
We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.
We have never declared or paid cash dividends on our common stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any determination to pay dividends on our common stock will be at the discretion of our board of directors, and the amount of cash dividends per share will depend on, among other things, our future earnings, financial condition, results of operations, level of indebtedness, capital requirements and surplus, contractual restrictions, and the number of shares of common stock outstanding, as well as legal requirements, any applicable regulatory constraints and other factors that our board of directors deems relevant.

Future sales, or the perception of future sales, of our common stock or our other securities could depress the price of our common stock.
We may issue and sell additional shares of common stock or other securities in subsequent offerings to raise capital or issue shares for other purposes, including in connection with acquisitions or other strategic transactions. We cannot predict (i) the size of future issuances of equity securities, (ii) the size and terms of future issuances of debt instruments or other securities convertible into equity securities or (iii) the effect, if any, that future issuances and sales of our securities will have on the market price of the common stock. Transactions involving newly issued common stock could result in dilution, possibly substantial, to our security holders.
As required under the interest purchase agreement dated November 7, 2019 (the “Interest Purchase Agreement”), pursuant to which we acquired Restaurant Magic, in February 2020 we registered 908,192 shares of our common stock with the SEC for resale (the “Initial Registration Statement”). These shares were issued by us to the sellers as partial purchase price consideration. The sellers have the opportunity to earn additional purchase price consideration subject to the achievement of post-closing revenue focused milestones - the Earn-Out. The Earn-Out, if any, is payable 50% in cash, subordinated promissory notes or a combination of cash and subordinated promissory notes, at our election, and 50% in restricted shares of our common stock (the “Earn-Out Shares”). Pursuant to the Interest Purchase Agreement, we agreed to prepare and file, within 60 days after the issuance of any Earn-Out Shares, one or more registration statements with the SEC to register for resale the Earn-Out Shares (each an “Earn-Out Registration Statement” and together with the Initial Registration Statement, the “Restaurant Magic Registration Statements”) and to use reasonable best efforts to cause the applicable registration statements to be declared effective as soon as practicable. The number of Earn-Out Shares will be determined by the quotient obtained by dividing the volume weighted average price per share of our common stock on the New York Stock Exchange for the consecutive 20 trading days ending on the trading day immediately preceding the applicable earn-out payment date.
Accordingly, in addition to the 908,192 shares of our common stock registered for resale in February 2020, additional Earn-Out Shares may be issued, and sold pursuant to any Earn-Out Registration Statement.
In addition, as of September 1, 2020, we had 18,250,819 shares of our common stock outstanding, of which our executive officers and directors owned 7.75%. Sales of substantial amounts of our common stock by our existing stockholders, or the perception that these sales could occur, including the perception that securities granted under our equity compensation plans will be sold in the public market, could adversely affect the prevailing market price of our common stock. A decline in the market price of our common stock or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.
The price of our common stock may be negatively impacted by factors that are unrelated to our actual operating performance.
A number of factors can impact the trading price of our common stock, many of which are outside our control. The stock market in general is subject to fluctuations that affect the share prices and trading volumes of many companies, and these broad market fluctuations could adversely affect the market price of our common stock. Factors that could affect our common stock price include but are not necessarily limited to the following:
⯀	uncertainties and risks created by the COVID-19 pandemic on our business, our customers, the restaurant industry generally, and the global economy;
⯀	sales of our common stock from time to time pursuant to the Restaurant Magic Registration Statements;
⯀	actual or anticipated fluctuations in our operating results and financial condition;
⯀	the performance and prospects of our major customers;
⯀	fluctuations in the trading volume of our common stock;
⯀	shareholder activism;
⯀	a lack of earnings guidance and the degree to which securities analysts follow our company;
⯀	investor perception of us and the industries in which we operate;
⯀	uncertainty regarding domestic and international political conditions, including tax policies; and
⯀	uncertainty regarding the prospects of domestic and foreign economies.

If securities analysts do not publish research or reports about our business, or if they issue unfavorable commentary or negative recommendations with respect to our common stock, the price of our common stock could decline.
The trading market for our common stock is influenced by the research and reports that equity research and other securities analysts publish about us, our business, and our industry. We do not have control over these analysts. Analysts could issue negative recommendations with respect to our common stock or publish other unfavorable commentary or cease publishing reports about us, our business, or our industry. If one or more of these analysts cease coverage of us, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline rapidly and our common stock trading volume could be adversely affected.
Our bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could discourage lawsuits against us and our directors and officers.
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
⯀	any derivative action or proceeding brought on our behalf;
⯀	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;
⯀	any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws; or
⯀	any action asserting a claim governed by the internal affairs doctrine.
This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Certain provisions of our certificate of incorporation and bylaws and Delaware law may discourage a takeover of our company.
Our certificate of incorporation and bylaws contain certain provisions that may discourage, delay, or prevent a change in our management or control over us. For example, our certificate of incorporation and bylaws, collectively:
⯀	authorize the issuance of undesignated preferred stock that could be issued by our board of directors to thwart a takeover attempt;
⯀	provide that vacancies on our board of directors, including vacancies resulting from an enlargement of our board of directors, may be filled only by a majority vote of directors then in office;
⯀
permit only the board of directors, or the chairman of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company to call special meetings of stockholders;

⯀	prohibit stockholder action by written consent except by unanimous written consent of all stockholders; and
⯀	establish advance notice requirements for nominations of candidates for elections as directors or to bring other business before an annual meeting of our stockholders.
These provisions could discourage potential acquisition proposals and could delay or prevent a change in control, even though a majority of stockholders may consider such proposal, if effected, desirable. Such provisions could also make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions may inhibit increases in the trading price of our common stock that may result from takeover attempts or speculation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain certain forward-looking statements within the meaning of Section 21E of the Exchange Act, Section 27A of the Securities Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, financial results, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein, in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus. Factors that could cause or contribute to such differences include but are not limited to: the adverse effect of the COVID-19 pandemic on our business, operations and financial results. While we have taken precautionary measures intended to minimize the impact of COVID-19 to our employees and to our business, there can be no assurances that these actions are sufficient and that additional actions will not be required. Factors that have and may continue to adversely affect, and that could subsequently adversely impact, our business, operations and financial results, due to the COVID-19 pandemic include: customer store closures, significant reductions or volatility in demand for our products and services, delayed or canceled store implementations, decreased product adoptions and bookings, reduced or delayed software or hardware deployments and a reprioritization of investments in technology or point-of-sale infrastructure; delayed or payment defaults by customers; business continuity risks due to our work-from-home arrangements and travel restrictions, including increased exposure to potential cybersecurity breaches and attacks, disruptions or delays in product assembly and fulfillment and limitations on our selling and marketing efforts; our ability to execute our business and growth strategies; the impact on our corporate culture and ability to attract, hire and retain necessary qualified employees to develop and expand our business; and the impairment of goodwill and other intangible assets in the event of a significant decline in our financial performance. The extent to which the COVID-19 pandemic will continue to impact our business, operations, and financial results is uncertain and cannot be predicted, and there can be no assurance that the COVID-19 pandemic will not continue to have a material and adverse effect on our business, operations and financial results during any quarter or year in which we are affected. Other factors, risks, trends and uncertainties that could cause our actual results to differ materially from those expressed in or implied by forward-looking statements contained herein, in the accompanying prospectus, the documents incorporated by reference and any free writing prospectus are described under “Risk Factors” beginning on page S-10 of this prospectus supplement and in our 2019 Form 10-K, our 2020 Form 10-Qs and the documents that we subsequently file with the SEC as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly in the “Risk Factors” section in this prospectus supplement and in our 2019 Form 10-K and our 2020 Form 10-Qs, respectively, which are incorporated by reference herein, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.
You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of 3,350,000 shares of common stock in this offering will be approximately $143.3 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on the assumed public offering price of $44.72 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020. If the underwriter exercises its option to purchase up to an additional 502,500 shares of common stock in full, we estimate that net proceeds will be approximately $164.9 million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We expect to use the net proceeds from this offering for general corporate purposes, including continued funding investment in our Restaurant/Retail segment business and for other working capital needs. We may also use a portion of the proceeds to acquire or invest in other assets complementary to our business. However, as of the date hereof, we do not have any specific plans to use any portion of the proceeds for such purposes and we are not a party to any definitive agreements with respect to any such potential acquisitions or investments.

CAPITALIZATION
The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of June 30, 2020:
⯀	on an actual basis; and
⯀
on an as adjusted basis to give effect to the issuance and sale by us of 3,350,000 shares of our common stock in this offering at an assumed public offering price of $44.72 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this information together with our financial statements and related notes incorporated by reference in this prospectus supplement. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus supplement entitled “Where You Can Find More Information.”
	As of June 30, 2020
	Actual	As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	$58,775	$ 202,095
Debt:
2.875% Convertible Senior Notes due 2026, net of current portion and discount	92,116	92,116
4.500% Convertible Senior Notes due 2024, net of current portion and discount	10,695	10,695
Subordinated promissory note due 2022, net of current portion	1,038	1,038
Total	103,849	103,849
Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 58,000,000 shares authorized; 19,295,313 and 22,645,313 shares issued, 18,245,225 and 21,595,225 outstanding at June 30, 2020 actual and as adjusted, respectively.	386	453
Additional paid in capital	107,540	250,793
Accumulated deficit	(30,030)	(30,030)
Accumulated other comprehensive loss	(5,009)	(5,009)
Treasury stock, at cost, 1,050,088 shares, actual and as adjusted .	(4,277)	(4,277)
Total shareholders’ equity	68,610	211,930
Total capitalization	$172,459	$315,779
The outstanding share information in the table above is based on 18,245,225 shares of common stock outstanding as of June 30, 2020 and excludes the following, in each case as of such date:
⯀
2,202,649 shares of common stock reserved for issuance under our equity incentive plans, of which (1) we have granted options to purchase 963,655 shares of common stock at a weighted average exercise price of $13.38 per share, and (2) 373,784 shares are issuable upon vesting of outstanding restricted stock units;

⯀
67,273 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of the Restaurant Magic Acquisition;

⯀
an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 2024 Convertible Notes and our 2026 Convertible Notes, to the extent that holders elect to convert the notes and we elect to satisfy conversions of the notes through physical settlement; and

⯀	116,386 shares of common stock we may issue in the future to the sellers of Restaurant Magic in satisfaction of the Earn-Out.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. As of June 30, 2020, our historical net tangible book value (deficit) was of $(6,909,000), or $(0.38) per share of common stock. Our historical net tangible book value (deficit) represents total tangible assets less total liabilities. Historical net tangible book value (deficit) per share represents historical net tangible book value (deficit) divided by the 18,245,225 shares of common stock outstanding as of June 30, 2020.
After giving effect to the issuance and sale of 3,350,000 shares of common stock that we are offering at an assumed offering price of $44.72 per share, which was the last reported sale price of our common stock on the New York Stock Exchange on September 28, 2020, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020 would have been approximately $136,410,520, or $6.32 per share. This represents an immediate increase in as adjusted net tangible book value of $6.70 per share to existing stockholders and an immediate dilution in net tangible book value of $38.40 per share to new investors purchasing our common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:
Assumed offering price per share		$ 44.72
Historical net tangible book value (deficit) per share as of June 30, 2020	$ (0.38)
Increase in as adjusted net tangible book value per share per share attributable to new investors purchasing shares of common stock in this offering	$ 6.70
As adjusted net tangible book value per share after giving effect to this offering		$ 6.32
Dilution per share to the new investors purchasing our common stock in this offering		$38.40
If the underwriter exercises its option to purchase up to an additional 502,500 shares of common stock in full the immediate dilution in as adjusted net tangible book value per share to investors in this offering would be $37.57 per share.
The outstanding share information in the table above is based on 18,245,225 shares of common stock outstanding as of June 30, 2020, and excludes the following, in each case as of such date:
⯀
2,202,649 shares of common stock reserved for issuance under our equity incentive plans, of which (1) we have granted options to purchase 963,655 shares of common stock at a weighted average exercise price of $13.38 per share, and (2) 373,784 shares are issuable upon vesting of outstanding restricted stock units;

⯀
67,273 shares of common stock reserved for issuance upon vesting of restricted stock units issued by us in connection with our assumption of awards granted by Restaurant Magic under its long term incentive plan prior to the closing of the Restaurant Magic Acquisition;

⯀
an aggregate of 4,338,322 shares of common stock reserved for issuance in connection with conversions of our 2024 Convertible Notes and our 2026 Convertible Notes, to the extent that holders elect to convert the notes and we elect to satisfy conversions of the notes through physical settlement; and

⯀	116,386 shares of common stock we may issue in the future to the sellers of Restaurant Magic in satisfaction of the Earn-Out.
To the extent that outstanding options are exercised, outstanding restricted stock unit awards vest or convertible notes are converted into shares of common stock, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following is a discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of our common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:
⯀	an individual who is a citizen or resident of the United States;
⯀
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

⯀	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
⯀
a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement.
This discussion addresses only non-U.S. holders that hold shares of our common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
⯀	insurance companies;
⯀	tax-exempt organizations and governmental organizations;
⯀	financial institutions;
⯀	brokers or dealers in securities;
⯀	pension plans;
⯀	controlled foreign corporations;
⯀	passive foreign investment companies;
⯀	persons who have elected to mark securities to market;
⯀	owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment; and
⯀	certain U.S. expatriates.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are classified as partnerships for U.S. federal income tax purposes) or persons who hold their common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her, or its own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our common stock through a partnership or other pass-through entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our common stock.
Dividends
We do not anticipate paying any cash dividends in the foreseeable future. However, if we pay distributions on our common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Disposition of Common Stock.”
Subject to the discussions below regarding effectively connected income, backup withholding and provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder furnishes a valid IRS Form W-8ECI (or applicable successor form) to us or our paying agent and satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits (or different rules) under an applicable income tax treaty.
Gain on Disposition of Common Stock
A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless:
⯀
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

⯀
the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

⯀
we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and either our common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.
Information Reporting and Backup Withholding
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.
Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
FATCA generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.
Withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would also apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
Federal Estate Tax
Common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.
The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated     , 2020, between us and Jefferies LLC, as the underwriter and sole book-running manager of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of common stock shown opposite its name below:
UNDERWRITER	NUMBER OF SHARES
Jefferies LLC
Total	3,350,000
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter has advised us that, following the completion of this offering, it currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriter has advised us that there will be no concession or reallowance of the common stock.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.
	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $500,000.
Listing
Our common stock is listed on the New York Stock Exchange under the trading symbol “PAR”.

Stamp Taxes
If you purchase shares of common stock offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Option to Purchase Additional Shares
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 502,500 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriter exercises this option, it will be obligated, subject to specified conditions, to purchase such number of additional shares as indicated in the table above.
No Sales of Similar Securities
We, our officers, our directors and certain of our shareholders have agreed, subject to specified exceptions, not to directly or indirectly:
⯀
sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended, or

⯀
otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or

⯀
publicly announce an intention to do any of the foregoing for the period beginning on the date of this prospectus supplement through December 6, 2020 without the prior written consent of Jefferies LLC.

These restrictions terminate after the close of trading of the common stock on and including December 6, 2020.
Jefferies LLC may, in its sole discretion and at any time or from time to time before the termination of the period set forth above release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement providing consent to the sale of shares prior to the expiration of the lock-up period.
Stabilization
The underwriter has advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, it and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement and the accompanying prospectus, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Member State”), no securities have been offered or will be offered pursuant to this offering to the public in that Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
⯀	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;
⯀	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or
⯀	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to any offer of securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
France
Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the securities described in this prospectus supplement or the accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the securities has been or will be:
⯀	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
⯀	used in connection with any offer for subscription or sale of the securities to the public in France.
Such offers, sales and distributions will be made in France only:
⯀
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

⯀	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
⯀
in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The securities may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Israel
This prospectus supplement and the accompanying prospectus do not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to this offering, us or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the Financial Services and Markets Act 2000. Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

LEGAL MATTERS
The validity of the issuance of our common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. The underwriter is being represented in connection with this offering by White & Case LLP.
EXPERTS
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and 2018 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of AccSys, Inc. as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com/. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement.
This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:
⯀
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed April 21, 2020;

⯀	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on May 11, 2020 and August 7, 2020, respectively;
⯀
Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 3, 2020, February 10, 2020, March 2, 2020, March 6, 2020, March 24, 2020, March 30, 2020, June 9, 2020, July 7, 2020 and September 30, 2020; and

⯀
The description of our common stock contained in our Registration Statement on Form 8-B as filed with the SEC on August 23, 1993, as the description therein has been update and superseded by the description of our capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

PROSPECTUS

PAR Technology Corporation
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Warrants
Units
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The New York Stock Exchange under the symbol “PAR.”
Investing in these securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2020

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the “Securities Act”, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to PAR Technology Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.partech.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders filed April 21, 2020;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the SEC on May 11, 2020 and August 7, 2020, respectively;
•
Current Reports on Form 8-K or Form 8-K/A as filed with the SEC on February 3, 2020, February 10, 2020, March 2, 2020, March 6, 2020, March 24, 2020, March 30, 2020, June 9, 2020, July 7, 2020 and September 30, 2020; and

•
The description of our common stock contained in our Registration Statement on Form 8-B as filed with the SEC on August 23, 1993, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 16, 2020 and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
PAR Technology Corporation
Attention: Vice President, Business Development
PAR Technology Park
8383 Seneca Turnpike
New Hartford, New York 13413
(315) 738-0600

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of our future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate,” “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including forward-looking statements relating to our expectations regarding the impact of the COVID-19 pandemic on our business, operations, financial condition, and financial results. These statements include but are not limited to statements under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operations, financial condition, financial results and prospects, and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. Market data and certain other statistical information used throughout this prospectus or incorporated by reference herein are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources and cannot guarantee its accuracy and completeness. Similarly, our estimates have not been verified by any independent source.
You should read this prospectus, any accompanying prospectus supplement, the documents incorporated by reference herein and therein, and the documents that we have filed as exhibits to documents incorporated by reference and to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all forward-looking statements by these cautionary statements.
Given these uncertainties, you should not place undue reliance on forward-looking statements, which speak only as of the date they were made and are not guarantees of future performance. Except as required by applicable securities law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

PAR TECHNOLOGY CORPORATION
Company Overview
PAR Technology Corporation, through its wholly owned subsidiaries - ParTech, Inc. (“ParTech”) and PAR Government Systems Corporation - operates in two distinct reporting segments, Restaurant/Retail and Government. Our Restaurant/Retail segment provides point-of-sale (“POS”) software, hardware, back-office software and integrated technical solutions to the restaurant and retail industries. Our Government segment provides intelligence, surveillance, and reconnaissance solutions and mission systems support to the Department of Defense and other Federal agencies.
Corporate Information
Our principal executive offices are located at PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413, and our telephone number is (315) 738-0600. Our website is http://www.partech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.
“PAR,” “Brink POS®,” “PixelPoint®,” “PAR EverServ®,” “Restaurant Magic®” and “Data Central®” are trademarks of PAR Technology Corporation. This prospectus may also contain trade names and trademarks of other companies. Our use or reference to such other companies’ trade names or trademarks is not intended to imply any endorsement or sponsorship by these companies of us or our products or services.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, as such risk factors may be updated in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any applicable prospectus supplement, before making an investment decision and other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, operations, financial condition, financial results and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include, among other things, the acquisition of companies, businesses or assets, the repayment, repurchase or refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds from any offering.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean PAR Technology Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	the initial aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;
•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;
•	any redemption dates, prices, obligations and restrictions on the debt securities;
•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;
•	whether the debt securities will be subject to the defeasance provisions in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	any special tax implications of the debt securities;
•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•	any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, an event of default by us under any other debt, including any other series of debt securities, will not constitute a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or
•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•
We deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back the debt securities and gave holders thereof, their pro-rata share of the cash and debt securities or bonds deposited in trust. In that event, a holder of the debt securities could recognize gain or loss on the debt securities it gives back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, holders of debt securities would have to rely solely on the trust deposit for repayment of the debt securities. Holders of debt securities could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, a holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for the benefit of all direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, holders of debt securities could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders of debt securities may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
•
to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;
•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
•
to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;
•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of any senior debt securities of such series;
•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;
•	changes the currency of payment of principal of or interest on any senior debt securities of such series;
•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
•
waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•
changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock or other property in accordance with the terms of the senior debt securities; or
•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
General
The following is a summary of our capital stock and provisions of our certificate of incorporation, as amended (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this section to “the Company,” “we,” “us” and “our” refer to PAR Technology Corporation and not to its subsidiaries.
Our authorized capital stock consists of 59,000,000 shares of stock, consisting of 58,000,000 shares of common stock, par value $0.02 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.02 per share.
Common Stock
As of September 1, 2020, we had 18,250,819 shares of common stock outstanding.
Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Our directors are elected by a plurality, which means that at any meeting of stockholders for the election of directors at which a quorum is present, the holders of a plurality of the common stock are able to elect all of the directors then standing for election. Subject to the rights, if any, of the holders of any then outstanding preferred stock, holders of our common stock are entitled to receive dividends out of any of our funds legally available when, as and if declared by our board of directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any then outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and the terms of our common stock contain no redemption or sinking fund provisions. The rights, preferences, and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future.
Preferred Stock
As of September 1, 2020, there were no shares of preferred stock outstanding.
Pursuant to our Certificate of Incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.
The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring, or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
Except as otherwise provided by Delaware Law or by any resolution adopted by our board of directors fixing the rights, preferences and privileges, the qualifications or restrictions of the preferred stock, the entire voting power of the shares of our capital stock for the election of directors and for all other purposes, as well as all other rights pertaining to shares of our capital stock vest exclusively in the common stock.
Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation, as Amended and Our Bylaws, as Amended
Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the acquisition of the Company more difficult. These provisions of the General Corporation Law of the State of Delaware (the “DGCL”) could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and are designed to encourage persons seeking to acquire control of us to negotiate with our board of directors.
Stockholder meetings. Under our Certificate of Incorporation, only the board of directors, or the chair of the board of directors or the president pursuant to a resolution approved by a majority of the then authorized number of directors of the Company may call special meetings of stockholders.
Requirements for advance notification of stockholder nominations and proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.
Action by written consent. Pursuant to our Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of stockholders of the Company, and no action required to be taken or that may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting except by the unanimous written consent of all stockholders entitled to vote on such action.
Election and removal of directors. Nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors, or by any stockholder entitled to vote generally in the election of directors who complies with the procedures set forth in our Bylaws. All directors (other than those who may be elected by the holders of any then outstanding preferred stock, voting as a separate class) shall be elected for a one-year term expiring at the next annual meeting of stockholders. Each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. The board of directors has the exclusive right to increase or decrease the size of the board, provided such number will not be less than a minimum of three and more than a maximum of fifteen. Vacancies and newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, or by a sole remaining director, and the directors so chosen shall hold office, subject to the limitations set forth in the Bylaws, until the next annual meeting and until their respective successors are elected and qualified. Subject to the rights of the holders of any then outstanding preferred stock any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. This system of electing directors may discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes replacing a majority of directors more difficult for stockholders.
Undesignated preferred stock. The authorization of undesignated preferred stock makes it possible for the board of directors, without stockholder approval, to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.
Amendment of provisions in the Certificate of Incorporation. The affirmative vote of the holders of at least 66 2∕3% of all of the shares of the Company entitled to vote generally in the election of directors, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to calling special meetings of stockholders, stockholder actions by written consent, the number and election of directors, and director liability.
Amendment of provisions in the Bylaws. The affirmative vote of 66 2∕3% of the stockholders entitled to vote generally for the election of directors, voting together as a single class, is required to amend the provisions of our Bylaws relating to calling special meetings of stockholders, the advance notice procedures, the number, nomination, election, term, and removal of directors.
Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, or agents to us or our stockholders;

•	any action asserting a claim against us arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws; or
•	any action asserting a claim governed by the internal affairs doctrine.
This exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. It could apply, however, to a suit that falls within one or more of the categories set forth in the exclusive forum provision and that also asserts claims under the Securities Act of 1933, as amended (the “Securities Act”), inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Transfer Agent and Registrar
Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “PAR.”

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
If, and in the event, we have holders of preferred stock in the future, then, upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any additional terms of the governing unit agreement, if applicable;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities, depositary shares, purchase contracts, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, units, purchase agreements represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers (acting as agents or principals);
•	through agents;
•	directly to one or more purchasers, on a negotiated basis or otherwise; or
•	through a combination of any of these methods or any other method permitted by law.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	on any stock exchange, market, or trading facility on which the securities are traded or in private transactions;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities in respect of which the prospectus supplement is delivered and any applicable restrictions.
A prospectus supplement or supplements (and any related free writing prospectus) will describe the terms of the offering of the securities in respect of which the prospectus supplement is delivered, including the following: the name or names of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the applicable prospectus supplement.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of PAR Technology Corporation as of December 31, 2019 and 2018 and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of AccSys, Inc. as of December 31, 2018 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

3,350,000 Shares

PAR Technology Corporation
Common Stock
PROSPECTUS SUPPLEMENT
Jefferies